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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and Prospectus of Tuboscope Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 28, 2000, with respect to the consolidated financial statements and schedules of Tuboscope, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

April 10, 2000
Houston, Texas